UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 14, 2005

Bio-Imaging Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-11182	11-2872047
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

826 Newtown-Yardley Road, Newtown, PA	18940
(Address of Principal Executive Offices)	(Zip Code)

(267) 757-3000

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 8.01. Other Events.

Bio-Imaging Technologies, Inc., a Delaware corporation (the “Company”), has been advised that Mark Weinstein, President and Chief Executive Officer of the Company, entered into a purchase plan pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended. Such plan was entered into by Mr. Weinstein on June 14, 2005.

Mr. Weinstein entered into a purchase plan with Merrill Lynch, Pierce, Fenner & Smith, Inc., which provides for the purchase of $1,500 worth of shares of Common Stock of the Company per month, at a price equal to or below $3.25 per share, commencing on July 1, 2005. Subject to certain conditions and limitations set forth in the plan, this plan will continue until December 31, 2006. Mr. Weinstein is not and is not deemed to be an affiliated purchaser of the Company, and he is not acting in concert with the Company in connection with this plan.

Except as may become required by law, the Company does not by filing this report undertake to report modifications, terminations or other activities under these plans or contracts, nor the establishment of future plans or contracts by these or other officers or directors of the Company.

The information in this Form 8-K is being furnished under “Item 8.01. Other Events.” The information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BIO-IMAGING TECHNOLOGIES, INC.

Dated: June 15, 2005	By:	/s/ Mark L. Weinstein
	Name:	Mark L. Weinstein
	Title:	President and Chief Executive Officer